Exhibit 4(c)
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                          NORTHWEST NATURAL GAS COMPANY


                                        TO


                              BANKERS TRUST COMPANY


                                       AND


            STANLEY BURG (SUCCESSOR TO R. G. PAGE AND J. C. KENNEDY),

                            As Trustees under the Mortgage and
                                      Deed of Trust, dated as of July 1, 1946, of Portland Gas & Coke Company (now Northwest Natural Gas Company)





                         TWENTIETH SUPPLEMENTAL INDENTURE
                        PROVIDING, AMONG OTHER THINGS, FOR
                         FIRST MORTGAGE BONDS, DESIGNATED
                       SECURED MEDIUM-TERM NOTES, SERIES B


                              ---------------------



                             DATED AS OF JUNE 1, 1993


   ---------------------------------------------------------------------------

                         TWENTIETH SUPPLEMENTAL INDENTURE

                  INDENTURE, dated as of the 1st day of June, 1993, made and entered into by and between NORTHWEST NATURAL GAS COMPANY (formerly Portland Gas & Coke Company), a corporation of the State of Oregon, whose post office address is One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209 (hereinafter sometimes called the Company), party of the first part, and BANKERS TRUST COMPANY, a corporation of the State of New York, whose post office address is Four Albany Street, New York, New York 10006 (hereinafter sometimes called the Corporate Trustee) and STANLEY BURG (successor to R. G. PAGE and J. C. KENNEDY), whose post office address is c/o Bankers Trust Company, Four Albany Street, New York, New York 10006 (hereinafter sometimes called the Co-Trustee), parties of the second part (the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of July 1, 1946 (hereinafter called the Mortgage), executed and delivered by Portland Gas & Coke Company (now Northwest Natural Gas Company) to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, this indenture (hereinafter called Twentieth Supplemental Indenture) being supplemental thereto;

                  WHEREAS the Mortgage was or is to be recorded in the official records of various counties in the States of Oregon and Washington which counties include or will include all counties in which this Twentieth Supplemental Indenture is to be recorded; and

                  WHEREAS by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and

                  WHEREAS the Company executed and delivered to the Trustees its First Supplemental Indenture, dated as of June 1, 1949 (hereinafter called its First Supplemental Indenture), its Second Supplemental Indenture, dated as of March 1, 1954 (hereinafter called its Second Supplemental Indenture), its Third Supplemental Indenture, dated as of April 1, 1956 (hereinafter called its Third Supplemental Indenture), its Fourth Supplemental Indenture, dated as of February 1, 1959 (hereinafter called its Fourth Supplemental Indenture), its Fifth Supplemental Indenture, dated as of July 1, 1961 (hereinafter called its Fifth Supplemental Indenture), its Sixth Supplemental Indenture, dated as of January 1, 1964 (hereinafter called its Sixth Supplemental Indenture), its Seventh Supplemental Indenture, dated as of March 1, 1966 (hereinafter called its Seventh Supplemental Indenture), its Eighth Supplemental Indenture, dated as of December 1, 1969 (hereinafter called its Eighth Supplemental Indenture), its Ninth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called its Ninth Supplemental Indenture), its Tenth Supplemental Indenture, dated as of January 1, 1975 (hereinafter called its Tenth Supplemental Indenture), its Eleventh Supplemental Indenture, dated as of December 1, 1975 (hereinafter called its Eleventh Supplemental Indenture), its Twelfth Supplemental Indenture, dated as of July 1, 1981 (hereinafter called its Twelfth Supplemental Indenture), its Thirteenth Supplemental Indenture, dated as of June 1, 1985 (hereinafter called its Thirteenth Supplemental Indenture), its Fourteenth Supplemental Indenture, dated as of November 1, 1985 (hereinafter called its Fourteenth Supplemental Indenture), its Fifteenth Supplemental Indenture, dated as of July 1, 1986 (hereinafter called its Fifteenth Supplemental Indenture), its Sixteenth Supplemental Indenture, dated as of November 1, 1988 (hereinafter called its Sixteenth Supplemental Indenture), its Seventeenth Supplemental Indenture, dated as of October 1, 1989 (hereinafter called its Seventeenth Supplemental Indenture), and its Eighteenth Supplemental Indenture, dated as of July 1, 1990 (hereinafter called its Eighteenth Supplemental Indenture); and

                  WHEREAS said First through Eighteenth Supplemental Indentures were filed for record, and were recorded and indexed, as a mortgage of both real and personal property, in the official records of various counties in the States of Oregon and Washington which counties include or will include all counties in which this Twentieth Supplemental Indenture is to be recorded; and

                  WHEREAS the  Company executed and delivered  to the Trustees
   its   Nineteenth  Supplemental  Indenture,   dated  as  of   June  1,  1991
   (hereinafter called its Nineteenth Supplemental Indenture); and

                  WHEREAS said Nineteenth Supplemental Indenture was filed for record, and was recorded and indexed, as a mortgage of both real and personal property, and financing statements were filed, in the official records of the several counties and other offices in the States of Oregon and Washington listed below, as follows:

                                      OREGON
                                      ------

                          Real Property Mortgage Records
                          ------------------------------


                                    Book, Film
   County        Date Recorded      or Reel            Page
   ------        -------------      ----------         ----

   Benton        June 14, 1991      M-135990-91        --
   Clackamas     June 14, 1991      91-28344           --
   Clatsop       June 14, 1991      760                836
   Columbia      June 14, 1991      91-3499            --
   Coos          June 14, 1991      91-06-0532         --
   Douglas       June 14, 1991      1140               373
   Hood River    June 18, 1991      911493             --
   Lane          June 17, 1991      9127918            --
   Lincoln       June 14, 1991      230                2261
   Linn          June 14, 1991      566                2
   Marion        June 14, 1991      861                37
   Multnomah     June 14, 1991      2424               970
   Polk          June 14, 1991      242                1891
   Tillamook     June 14, 1991      335                496
   Wasco         June 14, 1991      912001             --
   Washington    June 14, 1991      91030895           --
   Yamhill       June 14, 1991      F255P2185          --


                          Filed as a Financing Statement
                          ------------------------------


   Office                  Date Filed for Record               File No.
   ------                  ---------------------               --------

   Secretary of State      June 14, 1991                       P56754

                                    WASHINGTON
                                    ----------

                          Real Property Mortgage Records
                          ------------------------------


                                Book, Film
   County      Date Recorded    or Reel                Page
   ------      -------------    ----------             ----

   Clark       June 14, 1991    9106140143             --
   Klickitat   June 14, 1991      273                  904
   Skamania    June 18, 1991      123                  757


                          Filed as a Financing Statement
                          ------------------------------


   Office                  Date Filed for Record                File No.
   ------                  ---------------------                --------

   Secretary of State      June 17, 1991                         91-168-0134

          WHEREAS an instrument dated as of June 14, 1951, was executed by the Company appointing J. C. KENNEDY as Co-Trustee in succession to said R. G. PAGE (resigned) under the Mortgage and by J. C. KENNEDY accepting the appointment as Co-Trustee under the Mortgage in succession to the said R.
   G. PAGE, which instrument was recorded in various counties in the States of Oregon and Washington; and

          WHEREAS, in the Ninth Supplemental Indenture STANLEY BURG was appointed by the Company as Co-Trustee under the Mortgage in succession to said J. C. KENNEDY (resigned) and in the Ninth Supplemental Indenture STANLEY BURG accepted such appointment as Co-Trustee under the Mortgage in succession to said J. C. KENNEDY; and

          WHEREAS in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

          WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, and on the date hereof there remain outstanding, the following series of First Mortgage Bonds:

                                                      Principal Amount
   Series                                                Outstanding
   ------                                             ----------------


   8-5/8% Series due 1996..................              $11,658,000
   9-3/8% Series due 2011..................              $46,000,000
   9.80% Series due 2018...................              $24,938,000
   9-1/8% Series due 2019..................              $25,000,000
   9-3/4% Series due 2015..................              $50,000,000
   Secured Medium-Term Notes, Series A.....              $50,000,000
   ; and


          WHEREAS Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof; and that such Series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

          WHEREAS Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

          WHEREAS the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented and amended; and

          WHEREAS the execution and delivery by the Company of this Twentieth Supplemental Indenture, and the terms of the bonds of the Twenty-First Series hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That Northwest Natural Gas Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further assurance of the estate, title and rights of the Trustees, and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances, as defined in Section 6 of the Mortgage) unto Stanley Burg and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bankers Trust
   Company, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, acquired by the Company after the date of the Mortgage, of the kind or nature specifically mentioned in Article XXI of the Mortgage or of any other kind or nature (except any herein or in the Mortgage expressly excepted) now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, gas plants, by-product plants, gas holders, gas mains and pipes; all power sites, water rights, reservoirs, canals, raceways, dams, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto, telephone, radio, television and air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, gas, electric and other machines, regulators, meters, transformers, generators, motors, gas, electrical and mechanical appliances, conduits, cables, gas, water, steam heat or other pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits; all lines for the transmission and distribution of gas, electric current, steam heat or water for any purpose including mains, pipes, conduits, towers, poles, wires, cables, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to public or private property, real or personal, or the occupancy of such property and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all right, title and interest the Company may now have or may hereafter acquire in and to any and all property of any kind or nature wheresoever situated.

          TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforementioned property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforementioned property and franchises and every part and parcel thereof.

          IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage, and as fully embraced within the lien hereof and the lien of the Mortgage, as supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage, as heretofore supplemented, and conveyed hereby or thereby. Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Twentieth Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage, as heretofore supplemented, or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or in part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage; (5) gas, petroleum, carbon, chemicals, light oils, tar products, electric energy, steam, water, ice, and other materials or products, manufactured, stored, generated, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Natural Gas and Oil Production Property, as defined in Section 4 of the Mortgage; and (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of this Twentieth Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in
   Section 65 thereof.

          TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Stanley Burg and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bankers Trust Company, as Trustees, and their successors and assigns forever.

          IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Twentieth Supplemental Indenture being supplemental thereto.

          AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property
   hereinbefore  described   and  conveyed,   and  to  the   estates,  rights,
   obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

          The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:


                                    ARTICLE  I.

                          Twenty-First Series of Bonds.

          SECTION 1.0.1. There shall be a series of bonds designated "Secured Medium-Term Notes, Series B" (herein sometimes referred to as the "Twenty-first Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Article I specified. Bonds of the Twenty-first Series shall be issued from time to time as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); each bond of the Twenty-first Series shall mature on such date, shall bear interest at such rate or rates (which may be either fixed or variable) and have such other terms and provisions not inconsistent with the Mortgage as the Board of Directors may determine in accordance with a Resolution filed with the Corporate Trustee referring to this Twentieth Supplemental Indenture; interest on each bond of the Twenty-first Series which bears interest at either a fixed rate or a variable rate shall be payable on the dates which shall be established prior to the date of first authentication of such bond and set forth in such bond and at maturity (each an interest payment date). Notwithstanding the foregoing, so long as there shall be no existing default in the payment of interest on the bonds of the Twenty-first Series having the same designated interest rate, interest payment dates and maturity, each of such bonds authenticated by the Corporate Trustee after the Record Date for any interest payment date for such bonds, and prior to such interest payment date (unless the Issue Date is after such Record Date), shall be dated the date of authentication, but shall bear interest from such interest payment date, and the person in whose name such bond shall have been registered at the close of business on such Record Date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such Record Date and on or prior to such interest payment date; provided, that, (i) if the Issue Date of bonds of the Twenty-first Series having the same designated interest rate, interest payment dates and maturity shall be after a Record Date and prior to the corresponding interest payment date, such bonds shall bear interest from the Issue Date, but payment of interest shall commence on the second interest payment date succeeding the Issue Date, and (ii) interest payable on the maturity date will be payable to the person to whom the principal thereof shall be payable. "Record Date" for bonds of the Twenty-first Series having the same designated interest rate, interest payment dates and maturity shall mean (A) the date which shall be established prior to the date of first authentication of such bonds and set forth in such bonds, or (B) if no such date shall be established with respect to such bonds, the date 15 calendar days prior to any interest payment date for such bonds. "Issue Date" with respect to bonds of the Twenty-first Series having the same designated interest rate, interest payment dates and maturity shall mean (a) the date which shall be established prior to the date of first authentication of such bonds and set forth in such bonds, or (b) if no such date shall be established with respect to such bonds, the date of first authentication of such bonds. The principal of, and premium, if any, and interest on, each bond of the Twenty-first Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Twenty-first Series shall be dated as in Section 10 of the Mortgage provided.

          (I) Bonds of the Twenty-first Series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage, in whole at any time, or, if specified on the face of any bond of the Twenty-first Series, in part from time to time, prior to maturity, upon notice, as provided in Section 52 of the Mortgage, mailed at least thirty
   (30) days prior to the date fixed for redemption, as the Board of Directors may determine in accordance with a Resolution filed with the Corporate Trustee referring to this Twentieth Supplemental Indenture; provided, however, that bonds of the Twenty-first Series shall not be redeemable pursuant to Section 64 of the Mortgage.

         (II) At the option of the registered owner, any bonds of the Twenty-first Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations which have the same Issue Date, maturity date, and redemption provisions, if any, and which bear interest at the same rate.

          Transfers of bonds of the Twenty-first Series may be registered (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

          Upon any registration of transfer or exchange of bonds of the Twenty-first Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any registration of exchange or transfer of bonds of the Twenty-first Series.


                                    ARTICLE  II.

                            Miscellaneous Provisions.

          SECTION 2.0.1. Subject to the amendments provided for in this Twentieth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Twentieth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

          SECTION 2.0.2. The holders of bonds of the Twenty-first Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of bonds of the Twenty-first Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          SECTION 2.0.3. The Trustees hereby accept the trusts hereby declared, provided, created or supplemented, and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth, including the following:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twentieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Twentieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twentieth Supplemental Indenture.

          SECTION 2.0.4. Whenever in this Twentieth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Twentieth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

          SECTION 2.0.5. Nothing in this Twentieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Twentieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements by or on behalf of the Company as set forth in this Twentieth Supplemental Indenture shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

          SECTION 2.0.6. Except to the extent specifically provided herein, no provision of this Twentieth Supplemental Indenture is intended to reinstate any provisions in the Mortgage which were amended and superseded by the amendments to the Trust Indenture Act of 1939 effective as of November 15, 1990.

          SECTION 2.0.7. This Twentieth Supplemental Indenture has been executed in several identical counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Northwest Natural Gas Company, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf on the 14th day of June, 1993, as of June 1, 1993, in Portland, Oregon; Bankers Trust Company, one of the parties hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries on the 14th day of June, 1993, as of June 1, 1993, in The City of New York; and Stanley Burg, one of the parties hereto of the second part, has hereunto set his hand and affixed his seal, in The City of New York, on the 14th day of June, 1993, as of June 1, 1993.


                         NORTHWEST NATURAL GAS COMPANY



                         By Bruce R. DeBolt
                           ____________________________
                            Senior Vice President and
                            Chief Financial Officer

   Attest:

          C. J. Rue
   _____________________________
          Secretary

   Executed,  sealed and  delivered by
   NORTHWEST NATURAL  GAS COMPANY  in the
   presence of:


          P. L. Myers
   ____________________________________


      Lou-Wayne Steiger
   _____________________________________

                         BANKERS TRUST COMPANY, as Trustee,



                         By  Samir Pandiri
                           ____________________________
                              Assistant Vice President

   Attest:


     Shikha Dombek
   _____________________
     Assistant Secretary



                                          Stanley Burg
                                      _______________________________
                                      STANLEY BURG, as Trustee


   Executed, sealed and delivered
   by BANKERS TRUST COMPANY and
   STANLEY BURG in the presence of:


   Kenwyn Hackshaw
   ______________________

   John Florio
   ________________________

   STATE OF OREGON            )
                              :  ss.:
   COUNTY OF MULTNOMAH        )

   June 14, A.D. 1993.


                  Before me personally appeared BRUCE R. DEBOLT, who, being duly sworn, did say that he is Senior Vice President and Chief Financial Officer, of NORTHWEST NATURAL GAS COMPANY and that the seal affixed to the foregoing instrument is the corporate seal of said Corporation and that said instrument was signed and sealed in behalf of said Corporation by authority of its Board of Directors; and he acknowledged said instrument to be its voluntary act and deed.

                  On this 14th day of June, 1993, before me personally appeared BRUCE R. DEBOLT, to me known to be Senior Vice President and Chief Financial Officer of NORTHWEST NATURAL GAS COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

                  IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.



                                            Virginia V. Burgess
                                      ______________________________________

                                      Virginia V. Burgess
                                      Notary Public - Oregon
                                      Commission No. 004344
                                      My Commission Expires March 24, 1995

   STATE OF NEW YORK          )
                              :  ss.:
   COUNTY OF NEW YORK         )

   June 14, A.D. 1993.


                  Before me personally appeared SAMIR PANDIRI, who, being duly sworn, did say that he is an Assistant Vice President of BANKERS TRUST COMPANY and that the seal affixed to the foregoing instrument is the corporate seal of said Corporation and that said instrument was signed and sealed in behalf of said Corporation by authority of its Board of Directors; and he acknowledged said instrument to be its voluntary act and deed.

                  On this 14th day of June, 1993, before me personally appeared SAMIR PANDIRI, to me known to be an Assistant Vice President of BANKERS TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

                  IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                        Marjorie Stanley
                                      ___________________________

                                      Marjorie Stanley
                                      Notary Public, State of New York
                                      No. 41-4986405
                                      My Commission Expires 9/16/93

   STATE OF NEW YORK          )
                              :  ss.:
   COUNTY OF NEW YORK         )


   June 14, A.D. 1993.


                  Before me personally appeared the above-named STANLEY BURG and acknowledged the foregoing instrument to be his voluntary act and deed.

                  On this day personally appeared before me STANLEY BURG to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

                  Given under my hand and official seal this 14th day of June, 1993.


                                                 Marjorie Stanley
                                           __________________________________

                                           Marjorie Stanley
                                           Notary Public, State of New York
                                           No. 41-4986405
                                           My Commission Expires 9/16/93

   Recording Information:

                              IN THE STATE OF OREGON

                          Real Property Mortgage Records
                          -------------------------------

   Counterpart                                     Book, Film
       No.       County        Date Recorded         or Reel    Page
   -----------   ------        --------------      -----------  ----
       11        Benton        June 23, 1993       M-166017-93  -
                               June 29, 1993       M-166297-93  -
                                 (re-recorded)
       12        Clackamas     June 22, 1993       93-43287     -
       13        Clatsop       June 23, 1993       816          534
       14        Columbia      June 23, 1993       93-5185      -
       15        Coos          June 30, 1993       93061396     -
       32        Douglas       June 24, 1993       1241         840
       17        Hood River    June 23, 1993       932082       -
       18        Lane          June 23, 1993       9338274      -
       19        Lincoln       June 23, 1993       263          1293
       20        Linn          June 23, 1993       645          804
       21        Marion        June 24, 1993       1074         290
       22        Multnomah     June 23, 1993       2711         1885
       23        Polk          June 25, 1993       270          245
       24        Tillamook     June 23, 1993       351          718
       25        Wasco         June 23, 1993       932338       -
       26        Washington    June 23, 1993       93049394     -
       27        Yamhill       June 23, 1993       F288P1700    -


                          Filed as a Financing Statement
                          -------------------------------

   Counterpart
       No.             Office           Date Filed for Record   File No.
   ------------        ------           ---------------------   --------

       9         Secretary of State       June 23, 1993        R61325



                            IN THE STATE OF WASHINGTON

                          Real Property Mortgage Records
                          ------------------------------

   Counterpart                                   Book, Film
       No.        County       Date Recorded      or Reel       Page
   -----------    ------       -------------     ----------     ----

       29         Clark        June 24, 1993        399          1
       30         Klickitat    June 23, 1993        297          650
       31         Skamania     June 24, 1993        136          172


                          Filed as a Financing Statement
                          ------------------------------

   Counterpart
       No.           Office         Date Filed for Record     File No.
   -----------      ------         ---------------------     --------

       28      Secretary of State     June 25, 1993        93-176-0202